                                ADMISSION AGREEMENT
                                -------------------

                               DOMINION PARK, L.L.C.
                                  650 DUNDEE ROAD
                             NORTHBROOK, ILLINOIS 60062

April 27, 1998


 Mr. Michel L. Marengere                 Riverwood Investments, L.L.C.
 Mr. Nicolas V. Matossian                Deere Park Equities, L.L.C.
 Wellgate International, Ltd.            650 Dundee Road
 c/o Dominion Bridge Corporation         Northbrook, Illinois 60062
 500 Notre Dame
 Lachine (Quebec) CANADA H8S 2B2



Gentlemen:

     The purpose of this letter agreement ("Agreement") is to set forth the agreement by and between Dominion Park, L.L.C. ("DOMINION PARK"), and Riverwood Investments, L.L.C. ("RIVERWOOD") to admit Riverwood as a member of Dominion Park, and to verify the consent to such transaction by Deere Park Equities, L.L.C. ("DEERE PARK"), Wellgate International, Ltd. ("WELLGATE"), Michel L. Marengere ("MARENGERE"), and Nicolas V. Matossian ("MATOSSIAN").

     Dominion Park is governed by those certain letter agreements (the "LETTER AGREEMENTS") dated as of August 19, 1997 and August 29, 1997, among Marengere, Matossian and Deere Park. Currently, Deere Park and Wellgate are the sole members of Dominion Park. Furthermore, Dominion Park is a Class C member of Deere Park pursuant to that certain Admission Agreement (the "ADMISSION AGREEMENT") dated March 16, 1998, between Dominion Park and Deere Park. Riverwood desires to become, and Dominion Park desires that Riverwood become, a member of Dominion Park on the terms and conditions contained herein.

     1. ADMISSION OF RIVERWOOD. Upon Riverwood's payment of the capital contribution set forth in paragraph 2, Riverwood shall be admitted to Dominion Park as a Member.

     2. CAPITAL CONTRIBUTION. Contemporaneously with the execution of this Agreement, Riverwood shall make a contribution to the capital of Dominion Park in the form of Seven Hundred Seventy-Five Thousand (775,000) shares of common stock, no par value per share, of American Eco Corporation, an Ontario, Canada corporation (the "American Eco Shares"), which shares were not issued in transactions imposing any restrictions under applicable securities laws on their subsequent transfer.

     3. RIGHTS WITH RESPECT TO THE AMERICAN ECO SHARES. Riverwood hereby acknowledges that Dominion Park shall have all rights with respect to the American Eco Shares and that Riverwood's only interest in such stock shall be as a member of Dominion Park.

April 27, 1998
Page 2


     4. ENTIRE AGREEMENT. This Agreement together with the Letter Agreements and the Admission Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and no representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the parties hereto. In the event of any conflict between the provisions of this Agreement and the Letter and Admission Agreements, the provisions of this Agreement shall control.

     5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles thereof.

     6. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it nevertheless shall remain in full force and effect in all other circumstances.

     7. MODIFICATIONS AND WAIVERS. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated subsequent to the date hereof and signed by the party intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.


                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



DOMINION PARK, L.L.C.,                      WELLGATE INTERNATIONAL, LTD.,
a Delaware limited liability company        a British Virgin Islands corporation


By:  /s/ Michel Marengere                      By:  /s/ Michel Marengere
   -----------------------------               -------------------------------
     Michel L. Marengere, Manager
                                            Its:
                                                ------------------------------

By:  /s/ Nicolas Matossian                     By: /s/ Nicolas Matossian
   -----------------------------               -------------------------------
     Nicolas V. Matossian, Manager

By:  /s/ Gary I. Levenstein                     /s/ Nicolas Matossian
   -----------------------------                ------------------------------
     Gary I. Levenstein, as Attorney-in-fact     NICOLAS V. MATOSSIAN
     for Leonard Feldman, Manager

By:  /s/ Gary I. Levenstein
   -----------------------------                 /s/ Michel Marengere
     Gary I. Levenstein, as Attorney-in-fact    ------------------------------
     for Douglas A. Gerrard, Manager             MICHEL L. MARENGERE

RIVERWOOD INVESTMENTS, L.L.C.,
a Delaware limited liability company


By:  /s/ Gary I. Levenstein
   -----------------------------
     Gary I. Levenstein, as Attorney-in-Fact
     for Douglas A. Gerrard, Manager


DEERE PARK EQUITIES, L.L.C.,
an Illinois limited liability company


By:  /s/ Gary I. Levenstein
   -----------------------------
     Gary I. Levenstein, as Attorney-in-Fact
     Douglas A. Gerrard, Member-Manager